EXHIBIT 10.7 – Firm Throughput Service Agreement

Firm Throughput Service Agreement
Rate Schedule TFX

Date: 09/11/2006

Shipper’s Name and Address for Notices: EAST FORK BIODIESEL, LLC 105 N. HALL STREET ALGONA, IA 50511 ATTN: ALLEN KRAMER	Shipper’s Name and Address for Invoice: EAST FORK BIODIESEL, LLC 105 N. NALL STREET ALGONA, IA 50511 ATTN: ALLEN KRAMER

CONTRACT NO.: 112744

Term: From 08/01/2007 to 07/31/2022

Rates shall be Northern’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule on file with the Commission unless otherwise agreed to by the parties in writing.

This transportation shall be provided pursuant to Subpart G of Part 284 of the Federal Energy Regulatory Commission’s regulations.

The contract maximum daily quantities and primary receipt and delivery points are set forth on Appendix A, and if necessary, Appendix B.

If made available by Shipper, Northern agrees to receive and deliver thermally equivalent volumes of natural gas as set forth in this Agreement.

The parties agree that a facsimile or other electronic version of this document, when properly executed and transmitted, shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number appearing on the faxed offer or such other number as directed or otherwise electronically transmitted.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.

Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or if mailed by United States mail, postage prepaid, or if sent by express mail, overnight delivery, telex, telecopy or other mutually agreeable means of electronic transmission, to Shipper when sent to the address set forth on this Agreement and to Northern when sent to the following:

All Notices/Accounting Matters: Northern Natural Gas Company P.O. Box 3330 Omaha, NE 68103-0330 Attn: Customer Service Fax No. : 402-548-5280	Payments to Designated Depository: Northern Natural Gas Company First National Bank of Omaha Account No. 110157225 ABA No. 104000016 1620 Dodge St. Omaha, NE 68197

1

This Agreement shall incorporate and in all respects shall be subject to the “GENERAL TERMS AND CONDITIONS” and the applicable Rate Schedule(s) set forth in Northern’s FERC Gas Tariff, as may be revised from time to time. Northern may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or other provisions set forth in the applicable Rate Schedule(s) and the “GENERAL TERMS AND CONDITIONS” in Northern’s FERC Gas Tariff, and Northern shall have the right to place such changes in effect in accordance with the NGA, and this Throughput Service Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

NORTHERN NATURAL GAS COMPANY		EAST FORK BIODIESEL, LLC

By:		By:

Title:	Vice President	Title:	President
Date:		Date:	10/9/06

2

Northern Natural Gas Company
Amendment to TFX Throughput Service Agreement

Date: 09/11/2006

Shipper’s Name: EAST FORK BIODIESEL, LLC

Contract No.: 112744 (Agreement)

The above-referenced Agreement is amended for the period 08/01/2007 through 07/31/2022 as follows:

1. This Agreement is subject to the completion of the facilities necessary for Northern to provide the service.

2. The rate provisions shall be amended as follows:

a. For the contract MDQ, Shipper shall pay a total monthly reservation charge equal to $0.5080/Dth multiplied by the contract MDQ multiplied by 30.4. In addition, Shipper shall pay a commodity rate equal to the maximum rate provided in Northern’s FERC Gas Tariff as amended from time to time. These rates include the applicable Annual Charge Adjustment and electric compression charges.

b. In addition to the above rate(s), Shipper shall pay any applicable fuel use and unaccounted for.

c. The rate stated herein is applicable to the receipt and (or) delivery points listed below. Shipper agrees that if any other receipt or delivery points (POI) are used either on a primary or alternate basis, the higher of the maximum annual average rates or the $0.5080/DTH/day rate will apply for the entire contract during the month that any points not listed below are used.

Primary Points
Receipt	Delivery
192 NBPL/NNG VENTURA	78858 EAST FORK BIODIESEL

Alternate Points

All Market Area MID 16 B - 17 receipt points effective only for the term set forth in this Amendment

3. In addition to the above rates, Shipper shall pay (i) the FERC approved Carlton surcharge and (ii) all FERC approved surcharges that are made effective after the effective date of this Amendment and applicable to the service provided hereunder.

4. Other Provisions Permitted By Tariff Under the Applicable Rate Schedule and pursuant to Section 58 of the GENERAL TERMS AND CONDITIONS of Northern’s FERC Gas Tariff:

a. Shipper agrees to limit hourly takes of natural gas to 5% (1/20 of the MDQ). of the entitlement at the primary delivery point and any alternate delivery points (including capacity release) during the term of the Agreement.

b. The entitlement is subject to the Right of First Refusal described in Section 52 of the GENERAL TERMS AND CONDITIONS of Northern’s FERC Gas Tariff.

5. The parties agree that a facsimile or other electronic version of this document, when properly executed and transmitted, shall be considered for all purposes to be an original document, and shall be deemed for all purposes to be signed and constitute a binding agreement. The entire agreement must be faxed or transmitted to Northern. Upon Northern’s acceptance and execution, an executed copy will be returned via FAX to the number appearing on the faxed offer or such other number as directed or otherwise electronically transmitted.

6. This Agreement, as amended, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. No promises, agreements or warranties additional to this Agreement other than as may be contained in Northern’s tariff will be deemed to be a part of this Agreement nor will any alteration, amendment or modification be effective unless confirmed in writing by the parties.

The effective date of this Amendment is 08/01/2007.

Except as amended herein, all provisions of the Agreement are hereby confirmed by the parties to be and remain in full force and effect.

NORTHERN NATURAL GAS COMPANY		EAST FORK BIODIESEL, LLC

By:		By:

Title:	Vice President	Title:	President
Date:		Date:	10/9/06

page l

Appendix A	CR# 112744
Firm Throughput Service Agreement, TFX Rate Schedule	RQST# 64233
Amd# 0

Dated: 08/01/2007 - 07/31/2022
Shipper: EAST FORK BIODIESEL, LLC
Contract Volumes:

MARKET		984	January To December

Maximum Daily Quantities

Volume Type	From		Volume
TFX	January To December		984

Appendix A	CR# 112744
Firm Throughput Service Agreement, TFX Rate Schedule	RQST# 64233
Amd# 0

Dated: 08/01/2007 - 07/31/2022
Shipper: EAST FORK BIODIESEL, LLC
Part 1. Receipt and Delivery Point Descriptions and Volumes

RP/DP Type	POI# (MIDS)	Point Description	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

R	192 (MID 17)	NBPL/NNG VENTURA	984	984	984	984	984	984	984	984	984	984	984	984

		Market Receipts	984	984	984	984	984	984	984	984	984	984	984	984

D	78858 (MID 17)	EAST FORK BIODIESEL	984	984	984	984	984	984	984	984	984	984	984	984

		Market Deliveries	984	984	984	984	984	984	984	984	984	984	984	984

NORTHERN NATURAL GAS COMPANY
PROPOSED SERVICE FOR
EAST FORK BIODIESEL LLC –  BIODIESEL PRODUCTION PLANT
June 15, 2006

The following is a general outline of Northern Natural Gas Company’s (Northern) offer to provide gas transportation services for the proposed biodiesel production plant to be built by East Fork Biodiesel LLC (East Fork).

Term	15 years, commencing August 1, 2007

Maximum Daily Quantity (MDQ)	984 Dth/day (Hourly volumes limited to 1/20 of MDQ)

Receipt Point	NBPL/NNG Ventura (POI 192)

Delivery Point	Newly constructed Town Border Station (TBS)

Firm TFX Transportation Demand Charges	Offer 1A: Fixed annual negotiated rate including surcharges: $0.5080 / dekatherm /day
Offer 1B: Fixed annual negotiated rate including surcharges: $0.8349 / dekatherm / day
Offer 2A and Offer 2B: Per Tariff including surcharges, currently: $0.3167 / dekatherm /day

Firm Transportation Commodity Charges	Per Tariff, including surcharges, currently: April 1 – October 31: $0.0379 / dekatherm November 1 – March 31: $0.0554 / dekatherm

Interruptible Overrun Transportation Charges	Per Tariff, including surcharges, currently: April 1 – October 31: $0.2522 / dekatherm / day November 1 – March 31: $0.6276 / dekatherm / day

Fuel and UAF	Per Tariff, currently 1.37% during summer, 1.54% during winter

Flow Tolerance	5% based on daily scheduled volumes, prior to implementation of Daily Delivery Variance Charges (DDVCs).

Imbalances	Tariff provisions provide for the monthly resolution of imbalance gas, a cash process using market-based prices.

Northern Facilities

Offer 1A and 2A: Northern to build, own and operate the pipeline tap, and measurement/regulation station (TBS).

Note: East Fork will reimburse Northern for cost of all facilities in Offer 2B, plus tax gross-up.

Offer 1B and 2B: Northern to build, own and operate the pipeline tap, measurement/regulation station (TBS), and 1.7miles of 4° diameter pipeline lateral.

Note: East Fork will reimburse Northern for cost of all facilities in Offer 2B, plus tax gross-up.

In-Service: 8/1/2007             Requires Contract By: 9/30/06
Delivery Flow Range: 3.2 – 63 dekatherm/hour
Design Pressure: 50 psig at TBS outlet
TBS Location: SW ¼ of the NW ¼ of Section 8, T95N, R28W, Kossuth County, IA.

Tariff rates are effective November 1, 2006 and are per Northern’s FERC Gas Tariff as revised from time to time.

The above terms are subject to finalization of East Fork service parameters, capacity availability, Northern management approval, the timely finalization of a definitive contract between the respective parties, the satisfaction of creditworthiness or security requirements, and any necessary FERC approvals.

This proposal and related discussions are confidential and are to be used only for the purpose of negotiating a definitive agreement between East Fork and Northern.

This proposal is valid until July 31, 2006.